UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

EPIC STORES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55511	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20805 North 19th Avenue, #2, Phoenix, AZ		85027
(Address of principal executive offices)		(Zip Code)

(855) 636-3742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2016, Epic Stores Corp. (“Epic”), entered into a Securities Purchase Agreement dated January 27, 2016 (the “Purchase Agreement”) with Old Main Capital, LLC (“Old Main”), pursuant to which Old Main agreed to purchase an aggregate of up to $500,000 in subscription amount corresponding to an aggregate of up to $543,478 in principal amount of 10% Senior Secured Convertible Promissory Notes (the “Notes”) due, subject to the terms therein, 12 months from the date of issuance. The purchase will occur in up to four tranches, with the first tranche of $250,000 being closed upon the execution of the Purchase Agreement, the second tranche of $50,000 occurring within three trading days of the date that a registration statement (the “Registration Statement”) registering shares of common stock of Epic issuable upon conversion or redemption of the Notes and issuable in lieu of the cash payment of interest on the Notes is filed with the Securities and Exchange Commission (the “Filing Date”), the third tranche of $50,000 occurring within three trading days of the date that Epic receives initial comments from the Securities and Exchange Commission (the “SEC”) on the Registration Statement or the date that Epic is notified by the SEC that the Registration Statement will not be reviewed, and the fourth tranche of $150,000 occurring within three trading days of the date that the Registration Statement is declared effective by the SEC (the “SEC Effectiveness Date”). Old Main is not required to fund any of the second through fourth tranches if (a) an event of default occurs, (b) Epic has not timely filed (or obtained extensions and filed within the applicable grace period) all reports other than Form 8-K reports required to be filed pursuant to the Securities Exchange Act of 1934 and (c) Epic’s common stock is not DWAC eligible or subject to a “DTC” chill.

The Notes will bear interest at the rate of 10% per annum, which interest amount will be guaranteed for six months and such interest due on the Notes for a period of six months will be deemed earned as of the original issue date of the Notes. All overdue accrued and unpaid interest to be paid under the Notes will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the Notes, Epic may prepay any portion of the principal amount of the Notes and any accrued and unpaid interest by paying the principal amount of the Notes and interest multiplied by 130%. At the earlier of the six months anniversary of the closing date or the SEC Effective Date, Epic must redeem 1/12th of the face amount of the Notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payment may be made, at the option of Epic, in cash or, subject to certain conditions, in common stock of Epic pursuant to the conversion rate equal to the lower of (a) $0.63 (the “Fixed Conversion Price”) or (b) 54% of the lowest daily volume weighted average price of common stock of Epic (the “VWAP”) in the 20 consecutive trading days immediately prior to the applicable conversion date. At any time after the issue date of the Notes, the holder may convert the Notes into shares of common stock of Epic at the holder’s option. The conversion price will be the Fixed Conversion Price. If Epic sells or issues its common stock or certain common stock equivalents at an effective price per share that is lower than the Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

On January 29, 2016, Epic issued Old Main a Note in the principal amount of $271,739 with the original issue date of January 27, 2016 in exchange for $250,000 pursuant to the Purchase Agreement.

On January 29, 2016, Epic also entered into a Registration Rights Agreement dated January 27, 2016 with Old Main pursuant to which Epic is obligated to file a Registration Statement to register the resale of the shares of common stock of Epic issuable upon conversion of the Notes. Epic also agreed to file the registration statement no later than the 45th calendar day after the initial closing date of January 29, 2016 and use its best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing, but in any event no later than 135th calendar day after the initial closing date of January 29, 2016.

On January 29, 2016, Epic’s subsidiaries have jointly and severally agreed to guarantee and act as surety for the payment of the Notes pursuant to a Subsidiary Guarantee dated January 27, 2016. In addition, on January 29, 2016, Epic and its subsidiaries entered into a Security Agreement dated January 27, 2016 with Old Main, pursuant to which Epic and its subsidiaries agreed to pledge, grant and hypothecate to Old Main a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the collaterals, including all goods, all contract rights and other general intangibles, all accounts, and all investment property and general intangibles respecting ownership and/or other equity interests in each subsidiary of Epic.

2

On January 29, 2016, Epic issued Old Main an 8% Senior Convertible Promissory Note (the “8% Note”) in the principal amount of $500,000 with the original issue date of January 27, 2016 for Old Main’s commitment to the equity line transaction and preparation of the related transaction documents. The 8% Note bears interest at the rate of 8% per annum. All overdue accrued and unpaid interest to be paid under the 8% Note will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 8% Note, Epic may prepay any portion of the principal amount of the 8% Note and any accrued and unpaid interest by paying the principal amount of the 8% Note and interest multiplied by 130%. At the earlier of the six months anniversary of the original issue date or the date that a registration statement registering shares of common stock of Epic issuable upon conversion of the 8% Note is declared effective by the SEC, Epic must redeem 1/6th of the face amount of the 8% Note and any accrued but unpaid interest on a monthly basis. Such amortization payment may be made, at the option of Epic, in cash or, subject to certain conditions, in common stock of Epic pursuant to the conversion rate equal to the lower of (a) $0.98 (the “8% Fixed Conversion Price”) or (b) 54% of the lowest VWAP in the 10 consecutive trading days immediately prior to the applicable conversion date. At any time after the issue date of the 8% Note, the holder may convert the 8% Note into shares of common stock of Epic at the holder’s option. The conversion price will be the 8% Fixed Conversion Price. If Epic sells or issues its common stock or certain common stock equivalents at an effective price per share that is lower than the 8% Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

In connection with the above transactions with Old Main, on January 29, 2016, Epic entered into a Leak-Out agreement dated January 27, 2016 with Conner Clay, pursuant to which Epic and Mr. Clay agreed that Mr. Clay will be entitled to sell shares of common stock of Epic in an amount not more than 20% of the volume of the common stock on any given day of trading until six month anniversary of the date of the Leak-Out Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this current report on Form 8-K is responsive to this item.

Old Main is an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)), and in issuing the above securities to Old Main, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Securities Purchase Agreement dated January 27, 2016
10.2	10% Senior Secured Convertible Promissory Note Due January 27, 2017
10.3	Registration Rights Agreement dated January 27, 2016
10.4	Security Agreement dated January 27, 2016
10.5	Subsidiary Guarantee dated January 27, 2016
10.6	8% Senior Convertible Promissory Note Due January 27, 2017
10.7	Leak-Out Agreement dated January 27, 2016
3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2016	EPIC STORES CORP. By: /s/ Brian Davidson Brian Davidson President, Chief Executive Officer, Secretary, Treasurer and Director

4